Exhibit 99.1
PHILADELPHIA CONSOLIDATED HOLDING CORP.
FIRST QUARTER RESULTS
MARCH 31, 2008
APRIL 24, 2008 PRESS RELEASE
Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (NASDAQ: PHLY) today reported net income for the quarter ended March 31, 2008 of $62.7 million ($0.86 diluted earnings per share and $0.89 basic earnings per share). This compares to $66.0 million of net income ($0.89 diluted earnings per share and $0.94 basic earnings per share) for the quarter ended March 31, 2007. After-tax net realized investment gains (losses) were $(7.4) million ($0.10 diluted loss per share) for the quarter ended March 31, 2008 versus $1.1 million ($0.02 diluted earnings per share) for the quarter ended March 31, 2007. Gross written premiums for the quarter ended March 31, 2008 increased 12.4% to $443.1 million from $394.1 million for the quarter ended March 31, 2007, and the combined ratio for the quarter ended March 31, 2008 was 81.1% compared to 77.6% for the quarter ended March 31, 2007. The Company’s book value per share as of March 31, 2008 increased to $21.90 from $21.47 as of December 31, 2007.
Financial results for the quarter ended March 31, 2008 included:
•	A $5.9 million pre-tax benefit ($3.8 million after-tax, or $0.05 diluted earnings per share) from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claim emergence. This benefit compares to a $12.9 million pre-tax benefit ($8.4 million after-tax, or $0.11 diluted earnings per share) recognized in the quarter ended March 31, 2007 from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
•	An $11.6 million (pre-tax) non-cash realized investment loss ($7.5 million after-tax, or $0.10 diluted loss per share) resulting from other than temporary impairment evaluations related to the Company’s equity holdings.
James J. Maguire, Jr., CEO, said: “In spite of a soft pricing environment, we continue to find new business opportunities across most of our product lines. In addition, we renewed in excess of 94% of quoted accounts in our Commercial & Specialty Lines segments. We remain disciplined in our underwriting process, as evidenced by our 81.1% combined ratio for the quarter. I thank our 1,400+ employees for continuing to execute at a high level, and I remain optimistic about our prospects for continued, profitable growth.”
The Company also announced today that its Board of Directors has authorized a $50.0 million increase in its common stock repurchase program. This $50.0 million authorization is in addition to the $2.1 million remaining under the previous aggregate $75.3 million authorizations. Purchases may be made from time to time in the open market based on stock price, market conditions and other factors. During the first quarter of 2008 the Company repurchased 1,353,200 shares of its

Press Release
April 24, 2008

common stock for an aggregate purchase price of $42.9 million under the previously announced authorizations.
The Company will hold its quarterly conference call to discuss first quarter 2008 results today at 3:00 PM EDST. The call will be webcast and may be accessed at the Company’s website at www.phly.com. The dial-in phone number for the conference call is (800) 289-0504.
Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of the Company’s liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of the Company’s reinsurers to pay; (ix) future terrorist attacks; and (x) the outcome of the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.
In operation since 1962, PHLY designs, markets, and underwrites commercial property/casualty and professional liability insurance products incorporating value added coverages and services for select industries. Philadelphia Consolidated Holding Corp., whose commercial lines insurance subsidiaries are rated A+ (Superior) by A.M. Best Company and A1 for insurance financial strength by Moody’s Investors Service, is nationally recognized as a member of Ward’s Top 50, Forbes’ Platinum 400 list of America’s Best Big Companies and Forbes’ 100 Best Mid-Cap Stocks in America. The Company has 46 offices strategically located across the United States to provide superior local service.
CONTACT: Investor Relations: Joseph Barnholt, Assistant Vice President, +1-610-617-7626, jbarnholt@phlyins.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of
	March 31, 2008	December 31,
	(Unaudited)	2007
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $2,745,827 AND $2,639,471)	$2,766,054	$2,659,197
EQUITY SECURITIES AT MARKET (COST $323,474 AND $322,877)	331,041	356,026

TOTAL INVESTMENTS	3,097,095	3,015,223

CASH AND CASH EQUIVALENTS	113,105	106,342
ACCRUED INVESTMENT INCOME	28,213	24,964
PREMIUMS RECEIVABLE	385,997	378,217
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	269,805	280,110
DEFERRED INCOME TAXES	59,399	42,855
DEFERRED ACQUISITION COSTS	186,579	184,446
PROPERTY AND EQUIPMENT, NET	25,539	26,330
OTHER ASSETS	79,957	41,451

TOTAL ASSETS	$4,245,689	$4,099,938

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,504,575	$1,431,933
UNEARNED PREMIUMS	861,663	847,485

TOTAL POLICY LIABILITIES AND ACCRUALS	2,366,238	2,279,418
PREMIUMS PAYABLE	74,011	97,674
OTHER LIABILITIES	245,696	175,373

TOTAL LIABILITIES	2,685,945	2,552,465

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 71,216,436 AND 72,087,287 SHARES ISSUED AND OUTSTANDING	388,144	423,379
NOTES RECEIVABLE FROM SHAREHOLDERS	(18,462)	(19,595)
ACCUMULATED OTHER COMPREHENSIVE INCOME	18,066	34,369
RETAINED EARNINGS	1,171,996	1,109,320

TOTAL SHAREHOLDERS’ EQUITY	1,559,744	1,547,473

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,245,689	$4,099,938

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months
	Ended March 31,
	2008	2007
REVENUE:
NET EARNED PREMIUMS	$379,388	$318,718
NET INVESTMENT INCOME	32,005	26,973
NET REALIZED INVESTMENT GAIN (LOSS)	(11,394)	1,757
OTHER INCOME	1,353	830
TOTAL REVENUE	401,352	348,278

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	223,386	160,519
NET REINSURANCE RECOVERIES	(29,967)	(10,014)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	193,419	150,505
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	114,156	96,904
OTHER OPERATING EXPENSES	3,589	3,155

TOTAL LOSSES AND EXPENSES	311,164	250,564

INCOME BEFORE INCOME TAXES	90,188	97,714

INCOME TAX EXPENSE (BENEFIT):
CURRENT	35,278	36,819
DEFERRED	(7,766)	(5,085)
TOTAL INCOME TAX EXPENSE	27,512	31,734

NET INCOME	$62,676	$65,980

PER AVERAGE SHARE DATA:
NET INCOME — BASIC	$0.89	$0.94

NET INCOME — DILUTED	$0.86	$0.89

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	70,448,471	70,148,787
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	2,581,468	4,054,030

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	73,029,939	74,202,817